Soderville, MN
12474

"Dairy Queen"* Operating Agreement

301 – 12/71

This "Dai[illegible] Queen" Operating Agreement is subject to the co[illegible]nants [illegible]onditions contained [illegible] that certain Contract for Deed, dated the 15 day of [illegible]CTOBER 19 74, a copy of which is attached hereto as Exhibit "A".

B9

"DAIRY QUEEN" OPERATING AGREEMENT

This Agreement entered into this 9th day of October, 19 74, by and between AMERICAN DAIRY QUEEN CORPORATION, a corporation of the State of Delaware, hereinafter referred to as "Company," and Carol Ann R. [illegible]mpey and William N. Empey, 17411 Chameleon of the city of Anoka, county of Anoka, and state of Minnesota, hereinafter referred to as "Licensee":

WHEREAS, Company and its predecessors in interest instituted, developed, promoted and established the "Dairy Queen" trademark, service mark and trade name which has been registered in the United States Patent Office, in each state of the union and in foreign countries, as well as all right, title and interest in and to those trademarks and service marks, a list of which is attached hereto and made a part hereof as Appendix A (hereinafter all of the foregoing collectively referred to as "Trademarks"); and,

WHEREAS, Company and its predecessors in interest instituted, developed, promoted and established the "Dairy Queen" franchise business and system throughout the United States and in foreign countries which consists of the sale of dairy products, food products, beverages and other products and services under Company's Trademarks and utilizing in connection therewith certain types of facilities, equipment, supplies, ingredients, merchandising and business techniques and methods together with sales promotion programs which Company develops from time to time; and,

WHEREAS, it is the purpose of Company to provide to Licensee in a retail store outlet an organization to control and make uniform the operation of facilities and equipment together with the quality of products, the use and protection of the Trademarks and to make available uniform and approved equipment, supplies, ingredients, merchandising and business techniques and the sales promotion programs of Company; and,

WHEREAS, Licensee desires to operate a "Dairy Queen" retail store as part of the "Dairy Queen" system and to enter into this Operating Agreement subject to the conditions and controls herein prescribed for the purpose of offering to the public products and services of uniformly high quality and standards to the end of protecting the interests of Licensee and Company and all other persons engaged in said business;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the grant by Company of this Operating Agreement and the payment by Licensee of the participation fees provided in Paragraph 9.1 hereof, it is agreed by and between the parties hereto as follows:

GRANT OF LICENSE

Company's Grant to Licensee

1. Company hereby grants to Licensee, subject to all the terms, conditions and provisions hereof, the right and license to:

1.1 Establish and operate a retail store under the name "Dairy Queen" at 17660 Highway 65 N.E. (Street) Soderville (City) Minnesota (State) 55304 (Zip) hereinafter referred to as the "Authorized Location."

1.2 Use at the Authorized Location the Trademarks on and in association with the sales promotion programs and sale of all uniform and approved products and services as Company may authorize from time to time.

1.3 Use at the Authorized Location the Trademarks on and in association with the uniform equipment, supplies, and ingredients for the products approved by Company.

1.4 Employ in the business of said store the merchandising, sales promotion programs and business methods and techniques developed, adopted and approved by Company.

Acceptance by Licensee

2. Licensee hereby accepts the above license from Company subject to all the terms, provisions and conditions hereof and agrees that Licensee shall cause to have a "Dairy Queen" store established within 180 days of the date hereof, unless an extension of time is expressly authorized in writing by Company, and thereafter maintained at the Authorized Location above, under Licensee's active and continuous supervision and management and upon the standards hereinafter provided. Licensee further expressly acknowledges and agrees:

2.1 Company is the owner of all right, title and interest in and to the Trademarks together with the good will of the business in connection with which said Trademarks have been and are used at the Authorized Location. Specifically, but without limiting the foregoing, Licensee disclaims any and all right, title and interest in or to the good will of the "Dairy Queen" retail store at the Authorized Location and acknowledges and agrees that all such good will is the exclusive property of Company.

2.2 Said Trademarks are valuable property rights owned by Company.

2.3 Said Trademarks shall be used only in connection with such products and services as may be approved or specified by Company and shall at all times be used only in a manner approved by Company.

— CONTENTS —

OPERATING AGREEMENT — 301

2.4 Licensee's rights to the use of said Trademarks is specifically limited to Licensee's retail store operation at the Authorized Location.

2.5 Licensee shall use no other trademarks, trade names or service marks in said business except those authorized by Company and as set forth in Appendix A except with the prior written consent of Company.

2.6 Licensee shall not use the words "Dairy Queen," or any of the Trademarks, as a part of its corporate or business name unless first approved in writing by Company, and shall use only the words "Dairy Queen" (and no other words whatsoever) as the trade name on the store from which the said products and services are sold. In the event Company does approve the use of the words "Dairy Queen," or any of the Trademarks, as a part of Licensee's corporate or business name, Licensee shall cause such name to be changed so as to eliminate those words and Trademarks from the name within thirty (30) days after termination of this Agreement.

2.7 Licensee shall adopt and follow in good faith the systems, programs and methods prescribed by Company for Licensee's retail operation in accordance with this Operating Agreement.

2.8 Neither Licensee nor any person owning an interest directly or indirectly in Licensee shall directly or indirectly operate or permit to be operated or hold any interest (other than 1% or less of the outstanding stock or debt of any class of any public company) in any restaurant or fast-food business other than one authorized by this Agreement without the prior written consent of Company.

Term

3. The license granted herein shall continue until terminated by Licensee, with or without cause, on sixty (60) days prior written notice to Company, or until otherwise terminated by either Licensee or Company in accordance with the provisions of this Agreement.

TRADEMARK STANDARDS AND REQUIREMENTS

General Declarations

4. Licensee agrees that nothing herein contained gives him any title to or interest in the Trademarks except the right to use the same under the terms and conditions of this Agreement and that Licensee's use thereof inures to the benefit of Company. Specifically, but without limiting the foregoing, Licensee acknowledges and agrees that Company has the right and may distribute products identified by the Trademarks through not only "Dairy Queen" retail stores but through any other distribution method which may from time to time be established.

Use of Trademarks

4.1 Licensee shall use the Trademarks only on, and in association with, the sales promotion programs and sale of products and services which shall in quality, mode and conditions of manufacture and sale, comply with such reasonable standards as are established or approved by Company. In order to promote and protect the business interests of each of the parties, the value of the "Dairy Queen" business and the business interests of other persons engaged therein, uniformity shall be maintained in the type, standard and quality of stores, equipment, supplies and ingredients used therein, and the conditions of preparation and the procedures employed in the sale of said products and services.

Acknowledgment of Necessity of Uniformity

4.2 Licensee agrees that the provisions, restrictions and controls provided in this Operating Agreement are all necessary, reasonable and desirable for such purposes and that Licensee's business shall be conducted in accordance with Company's uniform requirements with respect to quality, production, appearance, cleanliness, service, merchandising and sales promotion standards.

Equipment and Supplies

4.3 Licensee agrees to purchase and use, in the operation of Licensee's "Dairy Queen" retail store, only equipment, supplies, ingredients and services which are approved by Company. Nothing herein shall be construed as an attempt to unreasonably limit the sources from which Licensee may procure equipment, supplies, ingredients or services. Rather, it is the intention of the parties that such items conform to Company's standards and specifications of consistent quality and uniformity. Nothing contained herein shall be deemed to require Company to approve an inordinate number of suppliers of a given item or service which in the reasonable judgment of the Company would result in higher cost generally to Company's licensees or prevent effective and economical supervision of suppliers by the Company. Requests for approval of additional suppliers shall be in writing and shall contain such information as Company may reasonably request. The Company reserves the right to charge back to the Licensee or the proposed supplier all reasonable expenses incurred in considering requests for approval.

Approved Adaptations

4.4 Complete and detailed uniformity under many varying conditions may not be possible or practical and Company reserves the right and privilege, at Company's sole discretion and as Company may deem in the best interests of all concerned in any specific instance, to vary standards for any other like business based upon the peculiarities of a particular site or location, density of population, business potential, population of trade area, existing business practices, or any other condition which Company deems to be of importance to the successful operation of a like business. Licensee hereunder shall not be heard to complain on account of any variation from standard specifications and practices granted to any other licensee and thereby shall not be

entitled to require Company to grant to Licensee a like or similar variation hereunder.

Litigation

4.5 In the event any person, firm or company, who is not a licensee or franchisee of Company, uses or infringes upon the Trademarks as between Company and Licensee, Company shall control all litigation and shall be the sole judge as to whether or not suit shall be instituted for the infringement thereof.

Notice of Potential Company Profit

4.6 Company hereby advises Licensee that it and/or its affiliated companies may from time to time make available to Licensee goods, products and/or services for use in the Licensee's "Dairy Queen" retail store in respect to which the Company and/or its affiliated companies may make a profit on the sale or providing of same. Company further advises Licensee that it and/or its affiliated companies may from time to time receive consideration from suppliers and/or manufacturers in respect to sales of goods, products or services to Licensee. Licensee agrees that Company and/or its affiliated companies shall be entitled to said profits and/or consideration.

FACILITY STANDARDS AND MAINTENANCE

5. The following provisions and conditions shall control with respect to Licensee's Authorized Location and retail store:

Store Facility

5.1 Licensee agrees that the retail store shall be constructed and equipped in accordance with Company's currently approved specifications and standards as respects building, equipment, inventory, signage and accessory features.

Future Alteration

5.2 Any replacement, reconstruction, addition or modification in building, equipment, or signage, to be made hereafter, whether at the request of Licensee or of Company, shall be made in accordance with written specifications approved by Company. Company shall not unreasonably withhold such approval.

Maintenance

5.3 The building, equipment and signage employed in the conduct of Licensee's business shall be maintained in accordance with maintenance lists prepared by Company and based upon periodic inspections of the premises by Company's representatives. Within a period of ninety (90) days after the receipt of such maintenance list, Licensee shall effect the items of maintenance reasonably provided therein including the repair of defective items and/or the replacement of unrepairable or obsolete items of equipment and signage.

Relocation

5.4 Should it become necessary, on account of condemnation, sale, or other cause, including expiration or cancellation of lease or rental contract, to relocate said store, Company shall grant the Licensee authority to do so within a radius of 1,000 yards of the Authorized Location, provided the new site is reasonably suited for a "Dairy Queen" retail store, does not infringe on rights of another licensee, is reasonably distant from other "Dairy Queen" retail stores, and the new retail store is constructed and equipped within one year after discontinuing operation of a "Dairy Queen" retail store at the Authorized Location in accordance with the current standards of the Company at that time.

Modernization and/or Replacement at Time of Transfer

5.5 Each and every transfer as provided in Paragraph 9.10 hereof shall be expressly conditioned upon Licensee promptly performing and effecting such items of modernization and/or replacement of building, equipment, and signage as may be reasonably necessary to permit the same to conform to the standards then prescribed by Company for similarly situated store operations. Licensee recognizes and acknowledges that the requirements of this paragraph are both reasonable and necessary to insure continued public acceptance and patronage and to avoid deterioration or obsolescence in connection with the operation of the business.

PRODUCTS AND OPERATIONS STANDARDS AND REQUIREMENTS

6. The following provisions shall control with respect to products and operations:

Authorized Product Line

6.1 Licensee's business shall be confined to the preparation and sale of only such products as from time to time are designated and approved by Company for sale by licensees which are parties to this form of Operating Agreement. The premises upon which said business is operated shall not be used for any other business and there shall not be sold or offered for sale therefrom any other product or service without the written consent of Company. Specifically, but without limiting the foregoing, alcoholic or intoxicating beverages shall not be sold or offered for sale or otherwise handled upon said premises.

Approved Menu

6.2 Attached hereto as Appendix B is the currently approved menu for Licensee's outlet. The Company may from time to time make reasonable modifications to said approved menu provided said modifications are made in respect to all licensees which have this form of Operating Agreement and are located in similar areas of the country. In addition, Licensee may from time to time request variation from the currently approved menu. Such variations shall only be made with the prior written consent of Company.

Authorized Ingredients, Formulas, Supplies, Preparation; Subject to Change by Company

6.3 Licensee shall use in preparing products only such ingredients, formulas, and supplies as are specified by Company and in such portions, sizes and appearance and packaging as set forth in Company's most current "Store Management Operations Manual" and "product preparation charts." Copies of the current "Store Operations Manual" and "product preparation charts" have been supplied to Licensee by Company contemporaneously with the execution of this Operating Agreement. Licensee acknowledges and agrees that these may be changed from time to time by Company and that Licensee is obligated to conform to the requirements as so changed from time to time. All other supplies, including cones, cups, containers, eating utensils, napkins, and all other customer service materials of all description and types shall meet the standards of uniformity and quality as now or hereafter are reasonably set by Company. Licensee shall be furnished with lists of approved equipment, supplies, ingredients and services annually.

Serving and Promotion Items

6.4 All sales promotion material, customer "good will" items, cartons, containers, wrappers and paper goods, eating and serving utensils, customer convenience items (including napkins, baby bibs, and disposal containers) used in the sales promotion, sale and distribution of all products covered by this Operating Agreement shall, where practicable, contain one or more of the Trademarks and indicate that it is produced and sold under the authority of Company and shall be subject to approval by Company before being used.

Maintenance and Sanitation

6.5 Licensee's said business shall be operated and maintained at all times in compliance with any and all reasonable health and sanitary standards prescribed by Company and/or by governmental authority. If said store shall be subject to any sanitary or health inspection by any governmental authorities under which it may be rated in one or more than one classification, it shall be maintained and operated so as to be rated in the highest available health and sanitary classification with respect to each governmental agency inspecting the same.

Inspection and Recommendation

6.6 Company or its authorized representative shall have the right to enter Licensee's store at all reasonable times during the business day for the purpose of making periodic inspections to ascertain if all the provisions of this Operating Agreement are being observed by Licensee and to inspect Licensee's said store, lands, equipment, and to test, sample and inspect his supplies, ingredients and products, as well as the preparation and formulation thereof and the conditions of sanitation and cleanliness in the production, handling and serving thereof.

Period of Operation

INITIAL

6.7 Licensee's store shall be opened to the public and operated at least twelve hours each day of the year. Any variance from this provision must be authorized in writing by Company. Acts of God, war, strikes, or riots preventing Licensee from temporarily complying with the foregoing shall exempt compliance therewith.

Notice of Existence of Different Forms of License Agreements

6.8 Licensee acknowledges that he is aware of the fact that present licensees of Company operate under a number of different forms of agreement and that, consequently, Company's obligations and rights in respect to its various licensees may differ materially in certain instances.

PERSONNEL AND SUPERVISION STANDARDS

7. The following provisions and conditions shall control with respect to personnel, training and supervision:

Management System

7.1 Licensee shall adopt and use as his continuing operational routine the standard "Dairy Queen" management system as well as Company's standards with respect to product preparation, merchandising, employee recruitment, training, equipment and facility maintenance and sanitation. From time to time the Company will revise these programs to meet changing conditions of retail operation in the general best interest of "Dairy Queen" retail stores.

Training

7.2 Licensee shall, at Licensee's expense, attend Company's store management training program at a place to be designated by the Company prior to the opening of Licensee's store. If during the term hereof Licensee operates said store with a manager other than himself, Licensee shall, at Licensee's expense, send such manager through the same program.

Staffing

7.3 Licensee shall hire and supervise efficient, competent, sober and courteous operators and employees for the operation of the business and set and pay their wages, commissions and incentive with no liability therefor on Company. Licensee shall require all his employees to work in clean uniforms approved by the Company but furnished at the cost of Licensee or the employees as Licensee may determine.

Internal Training Program

7.4 Company shall provide or make available to Licensee an in-store training program for all store employees. Licensee shall train and periodically re-train all store employees using the training aids made available by Company. From time to time, training material will be updated and added to as required by Company and such training materials and aids shall be made available by Company for purchase by Licensee.

Attendance at Meetings

7.5 Licensee, or manager of Licensee, at Licensee's expense, shall attend at least one national or regional meeting each year which Company originates for, and on behalf of, "Dairy Queen" operators to set forth new methods and programs in store operation, training, management, sales and sales promotion programs.

SALES PROMOTION PROGRAMS

Sales Promotion Programs and Payment to Company of Expenses for Administrating Same

8.1 Company and Licensee, together with other licensees of Company, shall cooperate in the sales promotion programs of approved products. To this end, Company reserves the right to establish and organize sales promotion programs from time to time and Licensee agrees to pay to Company a sales promotion program fee as set forth in Paragraph 9.1 hereof. Licensee acknowledges and agrees that Company has had in the past, and shall in the future have, the discretion to determine expenditures of funds collected in respect to sales promotion programs and as to the selection of the promotional materials and programs for which said expenditures are made, provided, however, that Company shall make a good faith effort to expend such funds in the general best interest of participating stores. Licensee acknowledges and agrees that Company may compensate itself and/or its affiliated companies for the expense of administrating and promoting such sales promotion programs. Company shall annually advise Licensee of the expenses in administrating and promoting said sales promotion programs.

8.2 Licensee shall only use such sales promotion program materials as are furnished, approved, or made available by or through Company. Said materials shall be used only in a manner prescribed by Company. Company shall not unreasonably withhold approval of any sales promotion materials.

Yellow Pages

8.3 Licensee shall, if requested by Company, list separately, or participate in a listing, in the Yellow Pages of his local telephone directory containing such copy as may reasonably be specified by Company. The cost of such listing shall be paid by Licensee, or by Licensee and all other participating licensees in the case of a joint listing. Company shall not specify an unreasonably expensive listing.

FEES, REPORTING AND FINANCIAL MANAGEMENT

Service, Set-Up, Franchise, License and Sales Promotion Program Fees

9.1 Licensee shall pay to Company as a service and set-up fee $8,332.00 of which $ None has been paid upon the date of execution of this Agreement and a balance of $8,332.00 is payable in accordance with the terms of Appendix C attached hereto. Said service and set-up fee is intended to compensate the Company for its expenses incurred, and services rendered, in establishing and setting up Licensee's initial operation. In addition to said service and set-up fee, during the full term of this Operating Agreement, and in consideration of the rights granted hereunder, Licensee shall pay to Company as license fee in respect to the rights granted herein a sum equal to 4% of gross retail sales, exclusive of retail sales taxes, of all products, goods and wares of every kind and nature sold from, or in connection with the operation of, Licensee's "Dairy Queen" retail store, including sales of all products under any of the Trademarks as well as sales of other approved merchandise identified by other brand names which may be authorized for sale by the Company from time to time. In addition, Licensee shall pay to Company a sum equal to 3% of such sales as a sales promotion fee to be expended in accordance with the provisions of Paragraph 8.1.

Computations and Remittances

9.2 All amounts due and owing hereunder shall be computed at the end of each month's operation and remittance for the same shall be made to the Company on or before the tenth day of the following month accompanied by the reports provided for in Paragraph 9.4 hereof. The computation of said amounts shall be certified and sworn to by the Licensee in the manner specified by the Company and Licensee shall supply to Company such supporting or supplementary materials as Company may reasonably require to verify the accuracy of such remittances.

Surcharge Method of Precollection

9.3 At its option, Company may require Licensee to pay to the suppliers of mix, meat, and other products and ingredients used in the conduct of the business, a surcharge on all units of such commodities purchased by Licensee. Said surcharge shall be paid to such supplier by Licensee at the time of purchase of such commodities. Said surcharge shall be established by the Company at a reasonable rate so as to approximate the amount of license fee and sales promotion fee which will be payable by Licensee. Said surcharge shall be paid to said supplier or suppliers for the account of Company, the same to be regarded by the parties as a method of precollection of said license and sales promotion fees. The amounts so collected shall be credited by Company against the license and sales promotion fees due from Licensee to Company at the end of each month's operations. At Company's option, Company shall submit to Licensee on a monthly or quarterly basis a reconciliation of said license and sales promotion fees account setting forth the credits to Licensee's account by reason of amounts collected for the Company by supplier by way of the aforesaid surcharge method. In the event Licensee shall fail to submit reports in accordance with Paragraph 9.4, Company may make said reconciliation of amounts due in conformance with its best judgment with regard to said amounts due and same shall be conclusive as to the amounts due Company from Licensee unless within a period of ten (10) days after mailing of said reconciliation to Licensee by Company, Licensee shall provide evidence in a form satisfactory to Company of the correct amounts due. Licensee shall pay such amounts, if any, determined to be owed pursuant to Company's reconciliation within ten (10) days after a mailing of notice to Licensee by Company. If Company determines that Licensee has over-paid license or sales promotion fees on the surcharge basis, Company shall remit to Licensee an amount equal to the excess fees collected at the time the monthly or quarterly reconciliation is provided Licensee.

Reports and Records

9.4 Licensee shall keep true records from which all sums payable under this Agreement and the dates of accrual thereof may be readily determined and said records shall be open to inspection by Company or its authorized representatives at all reasonable times. Licensee shall make written reports to Company in such form as Company may from time to time prescribe within ten (10) days after the end of each month's operation setting forth the amount of gross sales of all products from, or in connection with the operation of, said store and the business thereof during said month. In addition to the foregoing, and in addition to such other information as Company may from time to time reasonably require, said monthly report shall accurately set forth the total number of gallons of mix, the total number of pounds of meat, and the quantity of other basic commodities used during said month and the sources from which said mix, meat and other commodities were purchased. For the purpose of said reports the date of use of such mix, meat and other commodities shall be the date of receipt at the store.

Financial Planning and Management

9.5 Licensee agrees to employ sound financial management practices in connection with the operation of said business and to that end Licensee shall maintain on forms approved or provided by Company a monthly profit plan, a monthly profit and loss statement and a monthly balance sheet accurately reflecting the operations and condition of said business. In addition to the foregoing, Licensee shall employ such methods of recordkeeping, bookkeeping and reporting as the Company shall from time to time reasonably require and copies of all monthly profit plans, profit and loss statements and balance sheets for the preceding month shall be forwarded to Company on or before the tenth day of the following month.

Payment of Debts

9.6 Licensee agrees to pay promptly, when due, all taxes and assessments that may be assessed against said premises or the equipment used in connection with Licensee's business, all liens and encumbrances of every kind and character created or placed upon or against any of said property and all accounts and other indebtedness of every kind incurred by Licensee in the conduct of said business. In the event Licensee should default in making any such payment, Company shall be authorized, but not required, to pay the same on Licensee's behalf and Licensee covenants promptly to reimburse Company on demand for any such payment. Any and all amounts owing to Company by Licensee hereunder, whether the same arise under the provisions of this Paragraph 9.6 or under any other provision of this Agreement, shall bear interest at the maximum legal rate from and after the date of accrual thereof.

Timely Payment

9.7 The default by Licensee in the timely payment of any indebtedness owing to Company, or to any subsidiaries of Company, or the default by Licensee in the payment of any indebtedness with respect to which Company or any of Company's subsidiaries is a guarantor, co-signer, endorser or obligor, shall constitute a breach of this Operating Agreement, rendering the same subject to termination in accordance with the provisions of Paragraph 11 hereof.

Insolvency, Etc.

9.8 In the event that Licensee be declared insolvent or bankrupt, or in the event a receiver is appointed, this Operating Agreement shall automatically terminate as of the date of such declaration or appointment.

Liability and Insurance

9.9 Licensee hereby waives all claims against Company for damages to property or injuries to persons arising out of the operation of said business, and Licensee shall indemnify and save Company harmless of and from any damage or injury to property or persons arising from or growing out of the operations of said business or the consumption of the product thereof. Licensee further agrees to purchase and maintain in full force and effect, at Licensee's sole expense, liability insurance in an aggregate amount not less than $300,000 insuring both parties hereto from liability for any and all such damage or injury and Licensee further agrees to deliver to Company a proper certificate evidencing the existence of such insurance coverage and Licensee's compliance with the provisions of this paragraph and to provide that Company will be given thirty (30) days prior written notice of termination or cancellation of the policy. Said insurance coverage shall commence as of the date Licensee commences operating a "Dairy Queen" retail store or as of the date the Authorized Location is first identified as a site on which a "Dairy Queen" retail store will be operated, whichever shall first occur.

Assignment and Transfer Fee

9.10 Licensee agrees that the interest of Licensee hereunder may not be transferred, assigned or alienated in whole or in part without the prior written consent of Company, which consent shall not be withheld unreasonably, but Company may insist that any proposed assignment be an assignment of all of the Licensee's interest hereunder and that any proposed assignee be a person, in Company's reasonable judgment, qualified to provide active supervision over the operation of said store in compliance with Licensee's obligations hereunder. In the event Licensee's said interest should be so transferred or assigned, Licensee shall pay to Company contemporaneously therewith the sum of One Thousand Five Hundred Dollars ($1,500), or an amount equal to one-half of the license fees paid or payable by Licensee in respect to operations in the twelve (12) months ending with the month prior to the month in which the assignment is approved, whichever is the greater amount, as a fee for the preparation of a new Operating Agreement in assignee's name, for reset-up of the retail store and for any and all other expenses incurred and services rendered by

Company for effecting said transfer. In the event of any such assignment, the assignee, as a condition of the Company approving such assignment, must agree to attend the Company's training program at the Company's training center at assignee's expense.

CONTRACT VIOLATION

Remedies, Arbitration

10. In the event of any dispute between the parties hereto arising under, out of, in connection with, or in relation to, this Agreement, said dispute shall be submitted by the parties hereto to arbitration in accordance with the Rules and Procedures of the American Arbitration Association. The arbitration shall take place at the capitol of the state of the Authorized Location of Licensee or at such other place as may be mutually agreeable to the parties. The decision of the arbitrators shall be final and binding on all parties. Notwithstanding the foregoing, Licensee recognizes that his "Dairy Queen" store is one of a large number of stores similarly built and selling to the public similar products, and hence the failure on the part of a single licensee to comply with the terms of this Operating Agreement could cause irreparable damage to some or all other "Dairy Queen" licensees. Therefore, it is mutually agreed that in the event of a breach or threatened breach of any of the terms of this Operating Agreement by Licensee, the Company shall forthwith be entitled to an injunction restraining such breach and/or to a decree of specific performance without showing or proving any actual damage until such time as a final and binding determination is made by the arbitrators. The foregoing equitable remedy shall be in addition to, and not in lieu of, all other remedies or rights which Company might otherwise have by virtue of any breach of this Agreement by Licensee.

Breach of Contract

10.1 In the event that Company determines that Licensee has made any false reports to Company or has failed to pay any amounts owed to Company when due, Company may terminate this Agreement on seven (7) days written notice to Licensee. Said notice shall be deemed as given when sent by mail addressed to Licensee at his last known address as shown by the records of the Company. In the event that Company determines that Licensee has in any other way breached the terms of this Agreement, including but not limited to, failing to submit required reports, failing to meet the requirements and specifications established with respect to quality, physical property, conditions of equipment or materials used, products manufactured, menu, use of approved products, packages, or promotional materials, Company may notify Licensee in writing of that fact setting forth the conditions to be corrected, and if Licensee shall fail to cure the default specified in any such notice within seven (7) days from the date of sending such notice by mail addressed to said Licensee at his last known address as shown by the records of Company, Company shall thereupon have the right to cancel and terminate this Agreement by mailing to Licensee written notice of such cancellation. Said notice shall be deemed given when mailed to Licensee at his last known address as shown by the records of the Company and shall be effective seven (7) days after the date notice is deemed given.

Land, Building Lease, or Failure to Reopen

10.2 Subject to the provisions of Paragraph 5.4 hereof, any termination of the land or building lease for Licensee's store, or failure to repair and reopen for operation Licensee's destroyed or damaged store within one year of the date of occurrence of such destruction or damage, shall automatically terminate this Operating Agreement.

TERMINATION RIGHTS

11. Upon the termination of this Operating Agreement:

Reversion of Trademark Rights

11.1 All rights to the use of the Trademarks and the right and license to conduct said business at the Authorized Location shall revert to Company and Licensee shall immediately cease all use of the Trademarks and pay all monies due at said date.

11.2 All right, title and interest of Licensee in and to this Operating Agreement shall become the property of Company.

Purchase Option

11.3 Company shall have the first option to purchase any or all equipment or supplies, of whatever kind, owned by Licensee and used by him in the production of the "Dairy Queen" product, or any of the other approved products under any of the Trademarks hereunder at a price determined by a qualified appraiser selected with the consent of both parties. If the parties cannot agree upon the selection of such an appraiser he shall be appointed by a Judge of the United States District Court for Licensee's territory. Said option to purchase may be exercised by Company at any time within thirty (30) days from the date of such termination or within thirty (30) days after the date of the receipt by the Company of the appraiser's determination, whichever shall be the later date, and shall not be abated or terminated by the sale or other transfer of any such equipment or supplies by Licensee to a third party. Upon the exercise of such option and tender of payment for any such equipment or supplies, Licensee agrees to sell and deliver the same to Company, free and clear of all encumbrances, and to execute and deliver a bill of sale therefor to Company.

Non-Compete

11.4 Licensee shall not directly or indirectly engage in any competitive business within 2,000 yards of the Authorized Location set forth in Paragraph 1.1 for a period of one year after said date of termination or expiration.

GENERAL PROVISIONS

12.1 In the event at any future time one or more clauses of this Agreement shall be held to be void or unenforceable by any court of competent jurisdiction for any reason, such clause or clauses shall be deemed to be separable and the remainder of this Agreement shall be deemed to be valid and in full force and effect and the terms of this Operating Agreement shall be equitably adjusted so as to compensate the appropriate party for any consideration lost because of the elimination of such clause or clauses.

12.2 Any waiver by Company of any breach by Licensee shall not be deemed to be a waiver of any subsequent breach nor an estoppel to enforce its rights in the event of a subsequent breach.

12.3 This Agreement, and the application form executed by the Licensee requesting Company to enter into this Agreement, constitute the sole agreement between the parties with respect to the entire subject matter of this Operating Agreement and embodies all prior agreements and negotiations with respect to the "Dairy Queen" business. There are no representations of any kind except as contained herein and in the aforesaid application.

12.4 This Agreement, as well as any consent, approval, authorization or waiver granted hereunder shall only be valid if in a writing executed on behalf of the Company by its President or one of its Vice Presidents.

12.5 If the Licensee consists of two or more individuals, such individuals shall be jointly and severally liable and references to Licensee in this Agreement shall include all such individuals. Reference to Licensee as male shall also include a female licensee, partnership or corporation or any other business entity.

12.6 This Agreement shall be binding upon and inure to the benefit of the administrators, executors, heirs, successors and assigns of the parties.

12.7 This Agreement shall be deemed made when accepted by the Company at its offices in Minneapolis, Minnesota, and shall be governed by and interpreted in accordance with the law of the State of Minnesota.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing "Dairy Queen" Operating Agreement the date first above written.

ATTEST:

....

WITNESS:

[signature]

ATTEST: [signature]

[signature]
William N. Empey

[signature]
Carl Ann R. Empey

LICENSEE

AMERICAN DAIRY QUEEN CORPORATION

By [signature]

Its [signature]

NOTE: IF LICENSEE IS A CORPORATION EACH OF THE STOCKHOLDERS THEREOF MUST EXECUTE THE FOLLOWING UNDERTAKING.

The undersigned persons hereby represent to AMERICAN DAIRY QUEEN CORPORATION that they are all of the stockholders of Licensee. In consideration of the grant by American Dairy Queen Corporation to Licensee as herein provided each of the undersigned hereby agree, jointly and severally, and for themselves, their heirs, legal representatives and assigns that they, and each of them, shall be firmly bound by all of the terms, provisions and conditions of the foregoing "Dairy Queen" Operating Agreement; that they and each of them do hereby unconditionally guarantee any indebtedness of Licensee arising under or by virtue of the aforesaid Operating Agreement and that they and each of them will not permit or cause the effective control of Licensee to be modified or altered by stock transfer without first notifying American Dairy Queen Corporation of said proposed transfer and obtaining American Dairy Queen Corporation's prior written consent thereto which consent shall not be unreasonably withheld.

....

....

ADDENDUM TO "DAIRY QUEEN" OPERATING AGREEMENT

THIS ADDENDUM executed simultaneously with and hereby made a part of the attached "Dairy Queen" Operating Agreement dated October 9, 1974.

______________________ by and between AMERICAN DAIRY QUEEN CORPORATION, as "Company", and WILLIAM N. EMPEY & CAROL ANN R. EMPEY as "Licensee".

WHEREBY Company and Licensee desire to amend said Agreement:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Company and Licensee agree as follows:

1. The first sentence of Article 6.7 is amended to read as follows:

   Licensee's store shall be opened and operated during a period of at least 8 consecutive months in each calendar year and shall be open to the public at least twelve (12) hours each day during said period.

IN WITNESS WHEREOF, Company and Licensee have duly executed this Addendum in triplicate.

WITNESS:

[signature]

[signature]

LICENSEE:

[signature]

William N. Empey

[signature]

Carol Ann R. Empey

WITNESS:

[signature]

____

COMPANY

AMERICAN DAIRY QUEEN CORPORATION

By [signature]

Its AVP

Attest [signature]

Its [illegible]